Exhibit 99.1

KBR Reports Second Quarter Fiscal 2025 Results

Second Quarter Fiscal 2025 Highlights
(All comparisons against the second quarter fiscal 2024 unless noted.)

•Revenues of $2.0 billion, up 6%
•Net income attributable to KBR (including discontinued operations) of $73 million; Adjusted EBITDA2 of $242 million, up 12% with an Adjusted EBITDA2 margin of 12.4%
•Diluted EPS (including discontinued operations) of $0.56; Adjusted EPS2 of $0.91, up 10%
•Bookings and options1 of $3.5 billion with 0.9x book-to-bill1 (1.0x TTM book-to-bill1)

Second Quarter YTD 2025 Highlights
(All comparisons against the second quarter YTD fiscal 2024 unless noted.)

•Revenues of $4.0 billion, up 8%
•Net income attributable to KBR (including discontinued operations) of $189 million; Adjusted EBITDA2 of $490 million, up 16% with an Adjusted EBITDA2 margin of 12.3%
•Diluted EPS (including discontinued operations) of $1.44; Adjusted EPS2 of $1.91, up 20%
•Bookings and options1 of $4.9 billion with 0.9x book-to-bill1 (1.0x TTM book-to-bill1)

Revising Fiscal Year 2025 Guidance
•Revising previously provided outlook for the HomeSafe Alliance JV contract termination, reductions in EUCOM and logistics, and protest resolution delays.

Updating Fiscal Year 2027 Financial Targets
•Updating long-term financial targets for the HomeSafe Alliance JV contract termination.

HOUSTON, TX - July 31, 2025 - KBR, Inc. (NYSE: KBR) today announced its second quarter fiscal 2025 results.

“As we reflect on our solid financial performance this quarter, I am proud of our team's unwavering dedication to delivering results that matter. Through disciplined cost management and operational excellence, we have achieved double-digit growth in both earnings and EPS, while expanding margins and maintaining robust cash flow. Even as we navigate a volatile landscape and encounter decision delays across the sector, our confidence in KBR’s strategic direction and growth opportunities remains steadfast. Our ability to adapt, combined with multiple pathways for expansion—especially in key defense markets—positions us for continued success. We are focused on building long-term shareholder value, staying resilient in the face of uncertainty, and updating our guidance and targets as we look toward a promising future.”

1 As used throughout this release, book-to-bill and bookings and options exclude long-term UK PFIs the Plaquemines LNG project, and HomeSafe Alliance JV.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Summarized Second Quarter Fiscal 2025 Consolidated Results

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
Dollars in millions, except share data	2025	2024	2025	2024
Revenues	$1,952	$1,847	$3,970	$3,665
Operating income	194	180	396	346
Net income attributable to KBR (including discontinued operations)	73	106	189	199
Net income (loss) attributable to KBR from continuing operations	105	106	225	199
Adjusted EBITDA[2]	242	216	490	423
Operating income margin	9.9%	9.7%	10.0%	9.4%
Adjusted EBITDA[2] margin	12.4%	11.7%	12.3%	11.5%
Earnings per share:
Diluted earnings per share attributable to KBR (including discontinued operations)	0.56	0.79	1.44	1.47
Diluted earnings per share from continuing operations	0.81	0.79	1.71	1.47
Adjusted earnings per share[2]	0.91	0.83	1.91	1.59
Cash flows:
Operating cash flows from continuing operations	217	157	308	256
Return of capital to shareholders:
Payments to repurchase common stock	48	97	204	158
Payments of dividends to shareholders	21	21	41	39
			July 4,	January 3,
			2025	2025
Leverage:
Net debt[3]			2,234	2,252
TTM Adjusted EBITDA[2]			935	868
Net leverage			2.4x	2.6x

Second Quarter Fiscal 2025 Consolidated Results Review
(All comparisons against the second quarter fiscal 2024 unless noted.)

Results herein are reported on a continuing operations basis, unless otherwise noted. The results of HomeSafe Alliance (“HomeSafe”) are presented as discontinued operations due to the contract termination and subsequent wind down of the joint venture. Unless otherwise noted, all comparisons to the prior year’s results have been adjusted to present HomeSafe as discontinued operations. Refer to Note 17 "Discontinued Operations" in our Form 10-Q for the quarter ended July 4, 2025 for further details.

Revenues were $2.0 billion, up 6% or $105 million, primarily driven by growth in Defense & Intel, fueled by the LinQuest acquisition.

Operating income was $194 million, up 8% or $14 million, primarily due to increases in Gross profit and Equity in earnings of unconsolidated affiliates due to strong project execution on an LNG project, partially offset by increases in Selling, general and administrative expenses.

Net income attributable to KBR (including loss from discontinued operations) was $73 million, down 31% or $33 million, primarily related to the HomeSafe contract termination.

1 As used throughout this release, book-to-bill excludes long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV. Bookings and options exclude long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Net income attributable to KBR from continuing operations was $105 million, down 1% or 1 million, due to the increase in Operating income noted above, offset by higher below the line expenses.

Diluted earnings per share attributable to KBR (including loss from discontinued operations) were $0.56, down 29% or $0.23, in line with decreased Net income attributable to KBR (including loss from discontinued operations) noted above.

Diluted earnings per share from continuing operations were $0.81, up 3% or $0.02, in line with Net income from continuing operations noted above and lower diluted weighted average common shares outstanding due to open market share repurchases.

Adjusted EBITDA2 was $242 million, up 12% or $26 million, primarily due to the increase in Operating income noted above. Adjusted EBITDA2 margin was 12.4%, up from the prior year due to strong operating performance in the current year period.

Adjusted earnings per share2 were $0.91, up 10% or $0.08, due to the increase in Adjusted EBITDA2 noted above and lower adjusted weighted average common shares outstanding due to open market share repurchases, partially offset by higher below the line expenses.

Backlog and options as of the quarter end totaled $21.6 billion. Book-to-bill1 was 0.9x for the quarter and 1.0x on a trailing-twelve-months basis.

Summarized Second Quarter Fiscal 2025 Segment Results

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
Dollars in millions, Backlog in billions	2025	2024	2025	2024
Revenues	$1,952	$1,847	$3,970	$3,665
Mission Technology Solutions	1,412	1,316	2,880	2,641
Sustainable Technology Solutions	540	531	1,090	1,024
Adjusted EBITDA[2]	242	216	490	423
Mission Technology Solutions	141	133	291	264
Sustainable Technology Solutions	129	110	253	213
Corporate	(28)	(27)	(54)	(54)
Adjusted EBITDA[2] margin	12.4%	11.7%	12.3%	11.5%
Mission Technology Solutions	10.0%	10.1%	10.1%	10.0%
Sustainable Technology Solutions	23.9%	20.7%	23.2%	20.8%
			July 4,	January 3,
			2025	2025
Backlog			16,697	16,605
Mission Technology Solutions			12,972	12,642
Sustainable Technology Solutions			3,725	3,963
Backlog and options			21,570	20,580
Mission Technology Solutions			17,845	16,617
Sustainable Technology Solutions			3,725	3,963

1 As used throughout this release, book-to-bill excludes long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV. Bookings and options exclude long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Second Quarter Fiscal 2025 Segment Results Review
(All comparisons against the second quarter fiscal 2024 unless noted.)

Mission Technology Solutions (MTS)
Revenues were $1,412 million, up 7% or $96 million, driven by growth in Defense & Intel, fueled by the LinQuest acquisition.

Operating income was $110 million, down 3% or $3 million, primarily due to increases in Selling, general and administrative expenses, which offset increases in Gross profit. Operating income margin was 7.8%.

Adjusted EBITDA2 was $141 million, up 6% or $8 million, generally in line with growth in Revenues. Adjusted EBITDA2 margin was 10.0%, in line with the prior year period.

Backlog and options as of the quarter end totaled $17.8 billion. Book-to-bill1 was 1.0x for the quarter and 0.9x on a trailing-twelve months basis.

The following new business awards were announced:
•Awarded subcontract with Strategic Resources Inc to expand psychological health services to aid Army resilience training
•Awarded $476 million base operations support contract in Djibouti
•Awarded multiple strategic contracts in support of the Air Force Research Laboratory
•Awarded LOGCAP V contract extension through 2030 for EUCOM and NORTHCOM

Sustainable Technology Solutions (STS)
Revenues were $540 million, up 2% or $9 million, driven by increasing demand for sustainable technologies and services.

Operating income was $123 million, up 16% or $17 million, primarily due to increases in Gross profit and Equity in earnings of unconsolidated affiliates due to strong project execution on an LNG project. Operating income margin was 22.8%.

Adjusted EBITDA2 was $129 million, up 17% or $19 million, primarily due to higher Operating income noted above. Adjusted EBITDA2 margin was 23.9%, up from the prior year due to strong operating performance in the current year period.

Backlog as of the quarter end totaled $3.7 billion. Book-to-bill1 was 0.7x for the quarter and 1.0x on a trailing-twelve months basis.

The following new business awards were announced:
•Awarded combined technology and services for a large ammonia and urea complex
•Awarded FEED contract for KEPPT’s fertilizer facility in Iraq
•KBR SOCAR JV selected by BP for energy security projects in Azerbaijan
•Mitsubishi Chemical and ENEOS announced opening of plastics recycling plant, using KBR’s licensed Hydro-PRT® technology

1 As used throughout this release, book-to-bill excludes long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV. Bookings and options exclude long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

Balance Sheet, Cash Flow, and Capital Deployment
Liquidity as of July 4, 2025, totaled approximately $1,008 million, comprising $605 million in borrowing capacity under the revolving credit facility and $403 million cash and cash equivalents. Net leverage ratio as of July 4, 2025, was 2.4x.

Operating cash flows from continuing operations for the quarter were $217 million, up 38% or $60 million, with Operating cash conversion2 of 185%.

During the second quarter, KBR returned $69 million in capital to shareholders, consisting of $48 million in share repurchases (including withhold to cover shares) and $21 million in regular dividends.

Revising Fiscal Year 2025 Guidance
KBR is revising the previously provided outlook for the HomeSafe Alliance JV contract termination, reductions in EUCOM and logistics, and protest resolution delays.

	Updated Fiscal Year 2025 Guidance	Prior Fiscal Year 2025 Guidance
Revenues	$7.9B - $8.1B	$8.7B - $9.1B
Adjusted EBITDA	$960M - $980M	$950M - $990M
Adjusted EPS	$3.78 - $3.88	$3.71 - $3.95
Operating cash flows	$500M - $550M	$500M - $550M

The company does not provide reconciliations of Adjusted EBITDA and Adjusted EPS to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

Updating Fiscal Year 2027 Financial Targets
KBR is updating its long-term financial targets for the HomeSafe Alliance JV contract termination.

	Updated Fiscal Year 2027 Targets	Prior Fiscal Year 2027 Targets
Revenues	$9.0B+	$11.5B+
MTS Revenues CAGR	5% - 8%	11% - 15%
STS Revenue CAGR	11% - 15%	11% - 15%
Adjusted EBITDA	$1.15B+	$1.15B+

Adjusted EBITDA margin	11%+	10% - 11%
MTS Adjusted EBITDA margin	10%+	9% - 10%
STS Adjusted EBITDA margin	20%+	~20%
Operating cash flows	$650M+	$700M+
2024-2027 Cumulative deployable free cash	~$2.0B	~$2.0B
CAGR reflects 2023A-2027E.
OCF target reflects 27% effective tax rate and interest rates consistent with 2025.
Cumulative deployable free cash reflects 2024A-2027E cumulative OCF less capital expenditures of 0.5% to 0.75% of annual revenues.

1 As used throughout this release, book-to-bill excludes long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV. Bookings and options exclude long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Operating cash conversion are non-GAAP financial measures. All non-GAAP financial measures reflect results from continuing operations. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures. Trailing-twelve months (TTM) Adjusted EBITDA.
3 Net debt refers to total gross debt before unamortized debt issuance costs and discounts, less cash and cash equivalents.

The company does not provide a reconciliation of Adj. EBITDA to the most comparable GAAP financial measure on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

Conference Call Details
The company will host a conference call to discuss its second quarter fiscal year 2025 results on Thursday, July 31, 2025, at 7:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 301084.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 37,000 people worldwide with customers in more than 80 countries and operations in over 29 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

1 As used throughout this release, book-to-bill excludes long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV. Bookings and options exclude long-term UK PFIs, the Plaquemines LNG project, and HomeSafe Alliance JV.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Operating cash conversion, and Adjusted operating cash flows and conversion are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity and backlog, program activity, our business strategy, business opportunities, interest expense, our plans for raising and deploying capital and paying dividends, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; developments and changes in government laws, regulations and regulatory requirements and policies that may require us to pause, delay or abandon new and existing projects; changes in the priorities, focus, authority and budgets of government agencies under the current administration that may impact our existing projects and/or our ability to win new contracts; the ongoing conflict between Russia and Ukraine and volatility and continued unrest in the Middle East and the related impacts on our business; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, or impacts of newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or other changes in trade policy, including impact tariffs could have on customer spend; the company’s ability to manage its liquidity; delays, cancellations or reversals of contract awards due to bid protests or legal challenges; the potential adverse outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; compliance with laws related to income taxes including compliance with the reconciliation bill H.R. 1; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; investment decisions by project owners; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Jamie DuBray
Vice President, Investor Relations
713-753-2133
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications
713-753-3800
Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2025	2024	2025	2024
Revenues:
Mission Technology Solutions	$1,412	$1,316	$2,880	$2,641
Sustainable Technology Solutions	540	531	1,090	1,024
Total revenues	1,952	1,847	3,970	3,665
Gross profit	290	270	590	518
Equity in earnings of unconsolidated affiliates	51	40	93	70
Selling, general and administrative expenses	(146)	(129)	(286)	(250)
Other	(1)	(1)	(1)	8
Operating income (loss):
Mission Technology Solutions	110	113	231	219
Sustainable Technology Solutions	123	106	242	201
Corporate	(39)	(39)	(77)	(74)
Total operating income	194	180	396	346
Interest expense	(41)	(32)	(82)	(63)
Other non-operating expense	(8)	(2)	(5)	(8)
Income from continuing operations before income taxes	145	146	309	275
Provision for income taxes	(39)	(40)	(82)	(75)
Net income from continuing operations	106	106	227	200
Net income (loss) from discontinued operations, net of tax	(48)	1	(54)	1
Net income	58	107	173	201
Less: Net income attributable to noncontrolling interests included in continuing operations	1	—	2	1
Less: Net income (loss) attributable to noncontrolling interests included in discontinued operations	(16)	1	(18)	1
Net income attributable to KBR	73	106	189	199
Adjusted EBITDA¹	$242	$216	$490	$423

Diluted earnings per share from continuing operations	$0.81	$0.79	$1.71	$1.47
Diluted loss per share from discontinued operations	$(0.25)	$—	$(0.27)	$—
Diluted earnings per share attributable to KBR	$0.56	$0.79	$1.44	$1.47
Adjusted EPS¹	$0.91	$0.83	$1.91	$1.59
Diluted weighted average common shares outstanding	129	134	131	135
Adjusted weighted average common shares outstanding	129	134	131	135
1 See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	July 4, 2025	January 3, 2025
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$403	$342
Accounts receivable, net of allowance for credit losses of $7 and $9, respectively	1,213	1,066
Contract assets	282	271
Other current assets	164	173
Current assets of discontinued operations	30	21
Total current assets	2,092	1,873
Pension Assets	115	82
Property, plant, and equipment, net of accumulated depreciation of $500 and $474 (including net PPE of $6 and $5 owned by a variable interest entity), respectively	233	237
Operating lease assets right-of-use assets	196	203
Goodwill	2,693	2,630
Intangible assets, net of accumulated amortization of $473 and $427, respectively	761	763
Equity in and advances to unconsolidated affiliates	181	192
Deferred income taxes	179	209
Other assets	343	396
Non-current assets of discontinued operations	—	78
Total Assets	$6,793	$6,663
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$813	$772
Contract liabilities	334	328
Accrued salaries, wages and benefits	341	351
Current maturities of long-term debt	43	36
Other current liabilities	288	280
Current liabilities of discontinued operations	38	15
Total current liabilities	1,857	1,782
Employee compensation and benefits	135	135
Income tax payable	128	122
Deferred income taxes	88	83
Long-term debt	2,571	2,533
Operating lease liabilities	217	228
Other liabilities	308	244
Non-current liabilities of discontinued operations	—	69
Total liabilities	5,304	5,196
Commitments and Contingencies
KBR shareholders' equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 182,806,591 and 182,469,230 shares issued, and 128,841,538 and 132,435,609 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,539	2,526
Retained earnings	1,513	1,367
Treasury stock, 53,965,053 shares and 50,033,621 shares, at cost, respectively	(1,697)	(1,494)
Accumulated other comprehensive loss	(868)	(946)
Total KBR shareholders' equity	1,487	1,453
Noncontrolling interests	2	14
Total shareholders' equity	1,489	1,467
Total liabilities and shareholders’ equity	$6,793	$6,663

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six Months Ended
	July 4, 2025	June 28, 2024
Cash flows from operating activities:
Net income	$173	$201
Less: Net (income) loss from discontinued operations, net of tax	54	(1)
Net income from continuing operations	227	200
Depreciation and amortization	86	71
Equity in earnings of unconsolidated affiliates	(93)	(70)
Deferred income tax	26	18
Gain on disposition of assets	—	(6)
Other	4	—
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(128)	(15)
Contract assets	(6)	(39)
Accounts payable	25	78
Contract liabilities	(2)	(3)
Accrued salaries, wages and benefits	(9)	22
Payments on operating lease obligation	(41)	(32)
Payments from unconsolidated affiliates, net	5	5
Distributions of earnings from unconsolidated affiliates	124	99
Pension funding	(1)	(18)
Other assets and liabilities	91	(54)
Total cash flows provided by operating activities - continuing operations	$308	$256
Cash flows from investing activities:
Purchases of property, plant and equipment	$(16)	$(24)
Proceeds from sale of assets or investments	—	6
Return of equity method investments, net	3	36
Acquisition of businesses, net of cash acquired	(11)	—
Other	—	1
Total cash flows provided by (used in) investing activities - continuing operations	(24)	19
Cash flows from financing activities:
Borrowings on long-term debt	$—	$24
Borrowings on Revolver	373	168
Payments on short-term and long-term debt	(18)	(81)
Payments on Revolver	(323)	(13)
Payments to repurchase common stock	(204)	(158)
Payments on settlement of warrants	—	(33)
Debt Issuance Costs	—	(16)
Payments of dividends to shareholders	(41)	(39)
Other	(6)	(10)
Total cash flows used in financing activities - continuing operations	$(219)	$(158)
Total operating cash flows from discontinued operations	(27)	5
Total investing cash flows from discontinued operations	(12)	(11)
Total financing cash flows from discontinued operations	8	—
Total cash flows from discontinued operations	$(31)	$(6)
Effect of exchange rate changes on cash	20	(1)
Increase in cash and cash equivalents	54	110
Cash and cash equivalents at beginning of period	350	304
Cash and cash equivalents at end of period	$404	$414
Less: cash and cash equivalents of discontinued operations	1	15
Cash and cash equivalents at end of period for continuing operations	$403	$399
Supplemental disclosure of cash flows information:
Noncash financing activities
Dividends declared	$21	$20

Unaudited Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted EBITDA
We evaluate performance based on Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is defined as Net income (loss) attributable to KBR, plus Net (income) loss from discontinued operations, net of tax; less Net income (loss) attributable to noncontrolling interest included in discontinued operations; less Interest expense; Other non-operating expense (income); Provision for income taxes; Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA can also be defined as Operating income less Net income attributable to noncontrolling interests from continuing operations; plus Depreciation and amortization; and certain discrete items as identified by Management to be non-recurring in nature as set forth below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA margin for each of the three- and six-month periods ended July 4, 2025 and June 28, 2024 are considered non-GAAP financial measures under SEC rules because Adjusted EBITDA excludes certain amounts included in the calculation of Net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers KBR's core performance for each of the three- and six-month periods ended July 4, 2025 and June 28, 2024 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
Dollars in millions	2025	2024	2025	2024

Net income attributable to KBR	$73	$106	$189	$199
Net (income) loss from discontinued operations, net of tax	48	(1)	54	(1)
Net income (loss) attributable to noncontrolling interest included in discontinued operations	(16)	1	(18)	1
Net income attributable to KBR from continuing operations	$105	$106	$225	$199
•Interest expense	41	32	82	63
•Other non-operating expense (income)	8	2	5	8
•Provision for income taxes	39	40	82	75
•Depreciation and amortization	45	35	86	71
•Acquisition, integration and other	4	5	10	6
•Ichthys commercial dispute cost	—	(1)	—	3
•Legacy legal fees and settlements	—	(3)	—	(2)
Adjusted EBITDA	$242	$216	$490	$423

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
Dollars in millions	2025	2024	2025	2024

Operating income - MTS	$110	$113	$231	$219
•Net loss attributable to noncontrolling interests included in continuing operations	1	2	1	2
•Depreciation and amortization	30	21	59	45
•Legacy legal fees and settlements	—	(3)	—	(2)
Adjusted EBITDA - MTS	$141	$133	$291	$264

Operating income - STS	$123	$106	$242	$201
•Net income attributable to noncontrolling interests included in continuing operations	(2)	(2)	(3)	(3)
•Depreciation and amortization	8	7	14	12
•Ichthys commercial dispute cost	—	(1)	—	3
Adjusted EBITDA - STS	$129	$110	$253	$213

Operating income - Corporate	$(39)	$(39)	$(77)	$(74)
•Depreciation and amortization	7	7	13	14
•Acquisition, integration and other	4	5	10	6
Adjusted EBITDA - Corporate	$(28)	$(27)	$(54)	$(54)

Operating income - KBR	$194	$180	$396	$346
•Net income attributable to noncontrolling interests included in continuing operations	(1)	—	(2)	(1)
•Depreciation and amortization	45	35	86	71
•Acquisition, integration and other	4	5	10	6
•Legacy legal fee and settlements	—	(3)	—	(2)
•Ichthys commercial dispute cost	—	(1)	—	3
Adjusted EBITDA - KBR	$242	$216	$490	$423

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three- and six-month periods ended July 4, 2025 and June 28, 2024 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three- and six-month periods ended July 4, 2025 and June 28, 2024 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2025	2024	2025	2024

Diluted EPS attributable to KBR	$0.56	$0.79	$1.44	$1.47
Diluted EPS from discontinued operations	(0.25)	—	(0.27)	—
Diluted EPS from continuing operations	$0.81	$0.79	$1.71	$1.47
•Amortization related to acquisitions	0.07	0.04	0.14	0.08
•Ichthys commercial dispute cost	—	(0.01)	—	0.02
•Acquisition, integration and other	0.03	0.03	0.06	0.04
•Legacy legal fees and settlements	—	(0.02)	—	(0.02)
Adjusted EPS	$0.91	$0.83	$1.91	$1.59
Diluted weighted average common shares outstanding	129	134	131	135
Adjusted weighted average common shares outstanding	129	134	131	135

Operating Cash Conversion
Operating cash conversion is considered a non-GAAP financial measure under SEC rules. Operating cash conversion is calculated as Operating cash flows from continuing operations divided by Adjusted weighted average common shares outstanding, which is then divided by Adjusted earnings per share. Management believes that Operating cash conversion affords investors a view of what management considers KBR's core operating cash flow performance for each of the three- and six-month periods ended July 4, 2025 and June 28, 2024 and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
Dollars in millions, except per share amounts	2025	2024	2025	2024

Operating cash flows from continuing operations	$217	$157	$308	$256

Operating cash flow per adjusted share	$1.68	$1.17	$2.35	$1.90
Adjusted earnings per share	0.91	0.83	1.91	1.59

Operating cash conversion	185%	141%	123%	119%